Exhibit 99.1

Great Elm Capital Group, Inc.

Pro Forma Consolidated Financial Statements

(Unaudited)

Set forth below are the unaudited pro forma consolidated balance sheet as of March 31, 2018, the unaudited pro forma consolidated statements of operations for the year ended June 30, 2017 and the unaudited pro forma consolidated statements of operations for the nine months ended March 31, 2018 (together with the notes to the unaudited pro forma consolidated financial statements, pro forma financial statements), of Great Elm Capital Group, Inc. (the Company).  The pro forma financial statements have been prepared based on certain pro forma adjustments to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended June 30, 2017 and Quarterly Report on Form 10-Q for the three months ended March 31, 2018.  The pro forma financial statements should be read in conjunction with such historical consolidated financial statements, including the related financial statement notes.

On March 6, 2018, through its majority-owned subsidiary, Great Elm FM Holdings, the Company acquired an 80.1% interest in CRIC IT Fort Myers LLC (CIFM) and the remaining 19.9% interest was issued to the prior owner.  CIFM owns a fee simple interest in two Class A office buildings, Gartner I and Gartner II, situated on 17 acres of land in Fort Myers, Florida (collectively, the Property).  CIFM’s business activities are limited to the leases associated with the Property and, under the terms of its borrowing arrangements described below CIFM has significant limitations on its business operations that essentially limit its activities to holding and leasing the Property.

To acquire its interest in CIFM, the Company paid a cash purchase price of approximately $2.7 million, incurred transaction costs of approximately $0.3 million, and issued a 19.9% non-controlling interest in CIFM valued at approximately $0.7 million.  The transaction was an asset acquisition as substantially all of the value of the acquired assets related to the Property.  Currently, the Property is leased, on a triple net basis, to Gartner, Inc. until March 31, 2030, which may be extended in accordance with the terms of the lease.  The Property is also encumbered by indebtedness in the amount of approximately $58.0 million.

The pro forma financial statements were prepared in accordance with Article 11 of Regulation S-X, using the assumptions set forth in the notes to the pro forma financial statements.  The pro forma financial statements also do not give effect to nonrecurring items related to the transaction or current financial conditions or future changes that may result from the acquired assets and liabilities described above.

Great Elm Capital Group, Inc.
Unaudited Pro Forma Consolidated Balance Sheet
At March 31, 2018
(in thousands)
	Great Elm Historical (a)	CIFM Pro Forma Adjustments (b)(c)		Great Elm Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$44,282	$(25)	(d)	$44,257
Restricted cash	622	(17)	(d)	605
Management fees receivable - related party	692	—		692
Related party dividend receivable	163	—		163
Related party receivable	300	—		300
Investments, at fair value (cost $30,000)	18,133	—		18,133
Prepaid and other current assets	354	22	(e)	376
Total current assets	64,546	(20)		64,526
Rent receivable, net of current portion (restricted)	46	(46)	(f)	—
Incentive fees receivable	3,491	—		3,491
Real estate assets, net	55,868	78	(g)	55,946
Property and equipment, net	42	—		42
Identifiable intangible assets, net	9,659	35	(h)	9,694
Right to use assets, net	1,564	—		1,564
Other assets, net	92	—		92
Total assets	$135,308	$47		$135,355

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$221	$—		$221
Accrued liabilities	1,611	(29)	(i)	1,582
Accrued legal expense	317	—		317
Accrued compensation	60	—		60
Lease liability	174	—		174
Liabilities related to discontinued operations	3,608	—		3,608
Senior note payable, current portion	1,960	—		1,960
Related party note payable, current portion	76	—		76
Total current liabilities	8,027	(29)		7,998
Lease liability, net of current portion	1,507	—		1,507
Warrant liability	—	—		—
Senior note payable	50,130	138	(j)	50,268
Subordinated note payable	5,829	(40)	(k)	5,789
Related party note payable	3,224	—		3,224
Other liabilities	296	—		296
Total liabilities	69,013	69		69,082

Stockholders' equity:
Preferred stock, par value $0.001 per share; 5,000 authorized and zero outstanding	—	—		—
Common stock, par value $0.001 per share; 350,000,000 shares authorized; and 25,467,732 shares issued and 24,706,115 shares outstanding at March 31, 2018	25	—		25
Additional paid-in-capital	3,302,063	—		3,302,063
Accumulated deficit	(3,236,039)	(18)	(l)	(3,236,057)
Total Great Elm Capital Group, Inc.'s stockholders' equity	66,049	(18)		66,031
Non-controlling interest	246	(4)	(m)	242
Total stockholders' equity	66,295	(22)		66,273
Total liabilities and stockholders' equity	$135,308	$47		$135,355

Great Elm Capital Group, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended June 30, 2017
(in thousands)
	Great Elm Historical (n)	CIFM Pro Forma Adjustments (o)		Great Elm Pro Forma
Revenue:
Investment management and administration fees	$4,927	$-		$4,927
Rental income	—	5,749	(p)	5,749
Total Revenue	4,927	5,749		10,676

Operating costs and expenses:
Investment management expenses	4,779	—		4,779
Real estate expenses	—	1,151	(q)	1,151
Amortization and depreciation	340	1,699	(r)	2,039
General and administrative	4,413	—		4,413
Total operating costs and expenses	9,532	2,850		12,382
Operating income (loss)	(4,605)	2,899		(1,706)
Dividends and interest income	1,306	—		1,306
Unrealized loss on investment in GECC	(9,114)	—		(9,114)
Interest expense	(6,321)	(2,662)	(s)	(8,983)
Other income, net	84	—		84
Income (loss) from continuing operations, before income taxes	(18,650)	237		(18,413)
Benefit from income taxes	(1,210)	—		(1,210)
Income (loss) from continuing operations	(17,440)	237		(17,203)

Discontinued operations:
Income from discontinued operations, net of tax	2,203	—		2,203
Net income from discontinued operations, net of tax	2,203	—		2,203
Net income (loss)	$(15,237)	$237		$(15,000)
Less: Net income (loss) attributable to non-controlling interest	(30)	47	(t)	17
Net income (loss) attributable to Great Elm Capital Group	$(15,207)	$190		$(15,017)

Basic and diluted earnings (loss) per share from:
Continuing operations	$(1.06)	$-		$(1.05)
Discontinued operations	0.13	-		0.13
Net income (loss)	$(0.93)	$-		$(0.91)

Weighted average shares outstanding
Basic and diluted	16,433	—		16,433

Great Elm Capital Group, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Nine Months Ended March 31, 2018
(in thousands)
	Great Elm Historical (u)	CIFM Pro Forma Adjustments (v)		Great Elm Pro Forma
Management and administration fees	$2,766	$—		$2,766
Incentive fees	735	—		735
Rental income	343	3,969	(w)	4,312
Total revenue	3,844	3,969		7,813

Operating costs and expenses:
Investment management expenses	6,423	—		6,423
Real estate expenses	21	842	(x)	863
Amortization and depreciation	562	1,161	(y)	1,723
General and administrative	4,745	—		4,745
Total operating costs and expenses	11,751	2,003		13,754
Operating income (loss)	(7,907)	1,966		(5,941)
Dividends and interest income	2,014	—		2,014
Unrealized loss on investment in GECC	(2,753)	—		(2,753)
Interest expense, net	(360)	(1,813)	(z)	(2,173)
Other income, net	5	—		5
Income (loss) from continuing operations, before income taxes	(9,001)	153		(8,848)
(Benefit) expense from income taxes	(182)	—		(182)
Income (loss) from continuing operations	(8,819)	153		(8,666)

Discontinued operations:
Loss from discontinued operations, net of tax	(155)	—		(155)
Loss from discontinued operations, net of tax	(155)	—		(155)
Net income (loss)	$(8,974)	$153		$(8,821)
Less: Net income (loss) attributable to non-controlling interest	(415)	30	(aa)	(385)

Net income (loss) attributable to Great Elm Capital Group, Inc.	$(8,559)	$123		$(8,436)

Basic and diluted earnings (loss) per share attributable to Great Elm Capital Group, Inc. from:
Continuing operations	$(0.35)	$—		$(0.34)
Discontinued operations	(0.01)	—		(0.01)
Net loss per share	$(0.36)	$—		$(0.35)

Weighted average shares outstanding:
Basic and diluted	24,132			24,132

The pro forma financial statements present the impact of the acquisition on the Company’s financial condition and results of operations.  The pro forma adjustments have been prepared as if the March 6, 2018 acquisition of CIFM had taken place on March 31, 2018, in the case of the unaudited pro forma consolidated balance sheet, and as if the acquisition had taken place on July 1, 2016, in the case of the unaudited pro forma consolidated statement of operations for the year ended June 30, 2017.  In the case of the unaudited pro forma consolidated statement of operations for the nine months ended March 31, 2018, the pro forma adjustments have been prepared as if the March 6, 2018 acquisition of CIFM had taken place on July 1, 2017.

The pro forma financial statements presented include a number of assumptions, estimates and other uncertainties, and do not purport to be indicative of the actual results of operations that would have resulted had the acquisition reflected herein in fact had occurred on the dates indicated.  In addition, the pro forma financial statements do not purport to be indicative of the results of operations that may be achieved in the future.

The adjustments to the unaudited pro forma consolidated balance sheet as of March 31, 2018 are as follows:

(a)

Reflects the historical consolidated balance sheet of the Company as of March 31, 2018 as filed with the Securities and Exchange Commission (SEC) in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2018.

(b)	Reflects pro forma adjustments as if the acquisition of 80.1% of CIFM had occurred on March 31, 2018.

(c)

On March 6, 2018 the Company completed the acquisition of 80.1% of CIFM for cash consideration of approximately $2.7 million and incurred transaction costs of approximately $0.3 million.  The assets acquired and liabilities assumed are recorded at fair market value.  The following is a summary of the consideration paid and the assets and liabilities acquired:

Amount
Cash consideration	$2,700
Cash and restricted cash acquired	(606)
Transaction costs	261
Non-controlling interests	671
Total consideration, net of cash and restricted cash acquired	$3,026

Buildings	$43,276
Land and site improvements	9,170
In-place lease intangible asset	6,028
Tenant improvements	3,500
Other assets	35
Senior note payable assumed	(52,227)
Subordinated note payable assumed	(5,789)
Deferred tax liability	(478)
Other liabilities assumed	(489)
Non-controlling interests	(671)
Net assets acquired	$2,355

(d)	Reflects the change in cash, cash equivalents and restricted cash in connection with CIFM’s operations.

(e)	Reflects the change in prepaid and other current assets in connection with CIFM’s operations.

(f)	Reflects the increase in rent receivable as of March 31, 2018.

(g)

Reflects $0.08 million of depreciation expense related to the real property acquired.  The real property assets acquired will be depreciated over their remaining useful lives, as follows: buildings – 55 years; site improvements – 17 years; tenant improvements – 12 years.

(h)	Reflects $0.04 million of amortization expense related to the in place lease intangible asset acquired. The intangible asset acquired will be amortized over its remaining useful life of 12 years.

(i)	Reflects the change in accrued liabilities in connection with CIFM’s operations between March 6, 2018 and March 31, 2018.

(j)

In conjunction with the acquisition of an 80.1% interest in CIFM, the Company assumed a senior secured note (Senior Note) with a principal balance of $54.8 million at the date of the acquisition.  The Senior Note was recorded at an estimated fair value of $52.2 million, reflecting a discount of $2.6 million from the face amount.  The discount will amortize over the life of the Senior Note.  The Senior Note is non-recourse to the Company, but is secured by the Property, the rights associated with the leases, and the stock owned by the Company in CIFM.  The Senior Note matures on March 15, 2030, and accrues interest at a rate of 3.49% per annum, and is secured by a first lien mortgage on the Property and an Assignment of Leases and Rents.  The Senior Note requires monthly principal and interest payments through the maturity date, with the last payment of $18.4 million due on March 14, 2030.  Amount shown reflects the scheduled principal amortization and the amortization of discount recorded in March 2018.

(k)

In conjunction with the acquisition of an 80.1% interest in CIFM, the Company assumed a subordinated note (Subordinated Note) with a principal balance of $2.7 million at the date of the acquisition.  The Subordinated Note was recorded at $5.8 million, reflecting a premium of $3.1 million.  The premium will amortize over the life of the Subordinated Note.  The Subordinated Note is non-recourse to the Company, but is secured by the Property, the rights associated with the leases, and the stock owned by the Company in CIFM. The Subordinated Note matures on March 15, 2030, and accrues interest at a rate of 15.0% per annum, and is secured by a second lien mortgage on the Property and an Assignment of Leases and Rents.  The Subordinated Note is a capital appreciation note, whereby the monthly interest is capitalized to the principal balance and due at maturity.  Accordingly, a $16.3 million payment is due on March 15, 2030. Amount shown reflects the net accretion of the principal balance and the amortization of premium recorded in March 2018.

(l)	Reflects the income generated by CIFM’s operations during March 2018 attributable to the Company’s common stock holders.

(m)	Reflects income generated by CIFM’s operations during March 2018 attributable to the 19.9% non-controlling interest holders.

The adjustments to the unaudited pro forma consolidated statement of operations for the year ended June 30, 2017 and the nine months ended March 31, 2018 are as follows:

(n)

Reflects the historical consolidated statement of operations of the Company for the year ended June 30, 2017 as filed with the SEC in the Company’s Annual Report on Form 10-K for the year ended June 30, 2017.

(o)	Reflects pro forma adjustments as if the acquisition of 80.1% of CIFM had occurred on July 1, 2016.

(p)

Reflects $4.6 million of estimated straight-line rental income per the lease agreements and an estimated $1.1 million in certain lease related operating expenses reimbursed by the tenant under the terms of the lease agreements.

(q)	Reflects the estimated operating expense associated with CIFM’s operation and administration of the Property, including an estimated $1.1 million of expenses reimbursed by the tenant.

(r)

Reflects the estimated amortization expense of $0.5 million in connection with the acquired intangible asset, see footnote (h).  In addition, this amount includes the estimated depreciation expense of $1.2 million in connection with the acquired real property; (see footnotes (c) and (g)).

(s)

Reflects the estimated interest expense of $1.9 million related to the Senior Note and $0.4 million of interest expense related to the Subordinated Note.  In addition, the amount reflects $0.3 million of amortization of discount and premium on the Senior Note and Subordinated Note.  See footnotes (j) and (k).

(t)	Reflects the allocation of income to the 19.9% non-controlling interest holder.

(u)

Reflects the historical consolidated statement of operations of the Company for the nine months ended March 31, 2018 as filed with the SEC in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2018.

(v)	Reflects pro forma adjustments as if the acquisition of 80.1% of CIFM had occurred on July 1, 2017

(w)

Reflects $3.1 million of estimated straight-line rental income per the lease agreements and an estimated $0.8 million in certain lease related operating expenses reimbursed by the tenant under the terms of the lease agreements.

(x)	Reflects the estimated operating expense associated with CIFM’s operation and administration of the Property, including an estimated $0.8 million of expenses reimbursed by the tenant.

(y)

Reflects the estimated amortization expense of $0.3 million in connection with the acquired intangible asset, see footnote (h).  In addition, this amount includes the estimated depreciation expense of $0.8 million in connection with the acquired real property; (see footnotes (c) and (g)).

(z)

Reflects the estimated interest expense of $1.3 million related to the Senior Note and $0.3 million of interest expense related to the Subordinated Note.  In addition, the amount reflects $0.2 million of amortization of discount and premium on the Senior Note and Subordinated Note. See footnotes (j) and (k).

(aa)	Reflects the allocation of income to the 19.9% non-controlling interest holder.